UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

April 11, 2015

Algodon Wines & Luxury Development Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-55209	52-2158952
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

135 Fifth Ave., 10th Floor

New York, NY 10010

Address of principal executive offices

212-739-7689

Telephone number, including

Area code

_____________________________

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2015, Mark G. Downey was terminated as Chief Financial Officer, Chief Operating Officer, Secretary and Compliance Officer of Algodon Wines & Luxury Development Group, Inc. (the “Company”) effective immediately. Mr. Downey’s termination was primarily based on the Company’s effort to reduce expenses and reconfigure staff more efficiently between the Company’s New York office and Argentina operations, and not as the result of any disagreement with the Company practices or policies.

On April 13, 2015, the Board of Directors of the Company appointed Maria Echevarria as Chief Financial Officer, Chief Operating Officer, Secretary and Compliance Officer of the Company, effective April 13, 2015. Ms. Echevarria’s biography is set forth below.

Maria Echevarria, age 35, was appointed Chief Financial Officer, Chief Operating Officer, Secretary and Compliance Officer for the Company effective April 13, 2015.  She joined the Company as Corporate Controller in June of 2014 and had primary responsibility for the Company’s corporate consolidation, policies and procedures as well as financial reporting for SEC compliance, coordinating budgets and projections, preparing financial presentations and analyzing financial data. Ms. Echevarria has over 15 years of experience in Accounting, Compliance, Finance, Information Systems and Operations. Her experience includes SEC reporting and financial analysis, and her career accomplishments include developing and implementing major initiatives such as SOX, BSA and AML reporting and valuation of financial instruments. Prior to her employment with the Company, Ms. Echevarria served as Director of Finance and Accounting for The Hope Center, a nonprofit, from 2008 to June 2014 overseeing Finance, Information Systems and Operations. From 2001 through 2008 she served as a Quality Control and Compliance Analyst, Financial Analyst, and Accounting Manager for Banco Popular, in San Juan, Puerto Rico. She specialized in Mortgage Quality Control, Compliance, Financial Analysis and Mortgage Accounting, and corresponding with the FHA, VA and other mortgage guarantors. Ms. Echevarria also coordinated audits and compliance programs related to reporting, remittances, escrow accounting and default management for Fannie Mae, Freddie Mac and other private investors. She has developed and taught accounting courses for Herzing University, and currently serves as an adjunct faculty member at Southern New Hampshire University. She is a CPA, licensed in New Jersey and Puerto Rico, and holds a B.B.A. in Accounting from the University of Puerto Rico and a MBA in Business from University of Phoenix. Mrs. Echevarria was born and raised in Puerto Rico, and is fluent in Spanish and English.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of April 2015.

Algodon Wines & Luxury Development Group, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO